SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2022

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2022, we announced that we are promoting Lucile Blaise, age 51, to serve as our president, sleep and respiratory care business. The promotion is effective July 1, 2022. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Ms. Blaise, previously ResMed’s vice president of sleep & respiratory care for Western Europe, is a medtech industry thought leader with over 25 years’ experience in medical device sales, marketing, finance, and business development.

Since June 2015, Ms. Blaise has served as ResMed’s vice president of sleep & respiratory care for Western Europe. From September 2012 to June 2015, she served as ResMed’s vice president, France and North Africa. From November 2019 to September 2012, she served as marketing director - France, and from November 2006 to November 2009, she served as ventilation product manager for ResMed. Before that, she held sales and marketing positions with medical device companies Weinman France, Thuasne, and Tyco Healthcare.

Ms. Blaise has served for 6 years on the board of National Union of the Medical Technology Industry (Snitem), a professional organization representing medical device companies operating in France, and was elected its president in June 2022. Since 2020, she has also served on the board of MedTech Europe, the European trade association for the medical technology industry including diagnostics, medical devices and digital health.

In connection with the promotion, and effective July 1, 2022, we made the following compensation arrangements with Ms. Blaise: she will receive an annual base salary of $470,000, with a target short-term incentive opportunity of 80%, and an equity award with a target value of $1,400,000. These elements are structured materially consistent with the executive compensation programs for executive officers, as disclosed in our proxy statement on Schedule 14A, filed with the SEC on October 6, 2021. We will provide relocation benefits in connection with her expected move to the United States consistent with our mobility policy. We also expect to enter into an executive agreement providing change of control benefits, materially consistent with the change of control agreements described in the same Schedule 14A.

There is no arrangement or understanding with any other person pursuant to which Ms. Blaise was appointed to serve as our president, sleep and respiratory care business, and there are no family relationships between Ms. Blaise and any director or executive officer of ResMed that are required to be disclosed under Item 401(d) of Regulation S-K. Additionally, there are no transactions between ResMed and Ms. Blaise that would require disclosure under Item 404(a) of Regulation S-K.

Concurrent with Ms. Blaise’s July 1, 2022 appointment, Robert Douglas will no longer serve as our interim president, sleep and respiratory care business. He will continue as our president and chief operating officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by ResMed Inc. on June 28, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: July 1, 2022	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general
counsel and secretary

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